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                    [Foster Wheeler Corporation letterhead]

                                                                       Exhibit 5





                                  May 30, 1995


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

         Reference is made to the Registration Statement on Form S-8 (the Registration Statement with which this opinion is filed) under the Securities Act of 1933, as amended, filed by Foster Wheeler Corporation (the "Company") with the Securities and Exchange Commission, relating to an aggregate of 1,500,000 shares of Common Stock, par value $1.00 per share, of the Company, which may be awarded from time to time to employees of the Company under the Company's 1995 Stock Option Plan (the "Plan").

         I have examined originals or photostatic or certified copies of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as I have deemed relevant and necessary as the basis for the opinion set forth in this letter. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity or the originals of such latter documents.

         Based upon my examination mentioned above and relying upon the statements of fact contained in the documents I have examined, I am of the opinion that the 1,500,000 shares of Common Stock of the Company to be awarded under the Plan will, when awarded in accordance with the terms of the Plan, be validly issued, fully paid and nonassessable.

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         I hereby consent to the use of this opinion as an Exhibit to the above-described Registration Statement.


                                        Very truly yours,

                                        /S/ Thomas R. O'Brien
                                        ---------------------
                                        Thomas R. O'Brien





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